GLENBROOK LIFE AND ANNUITY COMPANY
                          LAW AND REGULATION DEPARTMENT
                             3100 Sanders Road, J5B
                           Northbrook, Illinois 60062

                        Direct Dial Number (847) 402-2400
                            Facsimile (847) 402-3781

Michael J. Velotta
 Vice President, Secretary
   and General Counsel

June 6, 2000


TO:      GLENBROOK LIFE AND ANNUITY COMPANY
         NORTHBROOK, ILLINOIS 60062

FROM:    MICHAEL J. VELOTTA
         VICE PRESIDENT, SECRETARY AND GENERAL COUNSEL

RE:      FORM N-4 REGISTRATION STATEMENT
         UNDER THE SECURITIES ACT OF 1933 AND THE INVESTMENT COMPANY ACT OF 1940 FILE NOS. 333-34356, 811-07351

     With reference to the amended Registration Statement on Form N-4 filed by Glenbrook Life and Annuity Company (the "Company"), as depositor, and Glenbrook Life and Annuity Company Separate Account A, as registrant, with the Securities and Exchange Commission covering the Flexible Premium Deferred Variable Annuity Contracts, known as the AIM Lifetime Plus (SM) Enhanced Choice Variable Annuity ("Contracts"), I have examined such documents and such law as I have considered necessary and appropriate, and on the basis of such examination, it is my opinion that:

1. Glenbrook Life and Annuity Company is duly organized and existing under the laws of the State of Arizona and has been duly authorized to do business and to issue Contracts by the Director of Insurance of the State of Arizona.

2. The securities registered by the above Registration Statement, when issued in the manner contemplated by the Registration Statement, will be valid, legal and binding obligations of Glenbrook Life and Annuity Company.

     I hereby consent to the filing of this opinion as an exhibit to the above referenced Registration Statement and to the use of my name under the caption "Legal Matters" in the Prospectus constituting a part of the Registration Statement.

Sincerely,


/s/MICHAEL J. VELOTTA
---------------------------
Michael J. Velotta
Vice President, Secretary and

  General Counsel